UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2025
Teads Holding Co.
(Exact name of registrant as specified in its charter)

Delaware	001-40643	20-5391629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 West 19th Street
New York, NY 10011
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (646) 867-0149

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TEAD	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.    Costs Associated with Exit or Disposal Activities.

On December 3, 2025, Teads Holding Co. (the “Company”) commenced a strategic restructuring plan (the “Restructuring Plan”) intended to reduce operating costs, improve operating margins and advance the Company’s ongoing commitment to profitable growth.

The Restructuring Plan is expected to impact approximately 10% of the Company’s employees globally. Decisions regarding the elimination of positions are, however, subject to local law and consultation requirements in certain countries, as well as the Company’s business needs.

The Restructuring Plan is expected to result in annualized savings of approximately $35 million to $40 million when fully implemented.

The Company currently estimates that it will incur approximately $8 million to $12 million in charges in connection with the Restructuring Plan, substantially all of which are expected to be future cash expenditures. These charges consist primarily of notice period and severance payments and employee benefits.

The Company expects to incur the majority of the charges associated with the Restructuring Plan in the fourth quarter of fiscal year 2025 and the first quarter of fiscal year 2026. The actions associated with the Restructuring Plan are expected to be substantially complete by the first quarter of fiscal year 2026, subject to local law and consultation requirements.

The estimates of the charges and expenditures that the Company expects to incur in connection with the Restructuring Plan, and the timing thereof, are subject to a number of assumptions, including local law requirements in various jurisdictions, and actual amounts may differ materially from estimates.

In addition, the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the Restructuring Plan. Expected annualized savings attributable to the Restructuring Plan are also subject to a number of assumptions, and actual amounts may differ materially from estimates.

Forward-Looking Statements.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements may include, without limitation, statements related to the expected benefits of and timing of completion of the Restructuring Plan, and the expected costs and charges of the Restructuring Plan. You can generally identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “guidance,” “outlook,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “foresee,” “potential” or “continue” or the negative of these terms or other similar expressions that concern the Company’s expectations, strategy, plans or intentions or are not statements of historical fact.

The Company has based these forward-looking statements largely on the Company’s expectations and projections regarding future events and trends that the Company believes may affect its business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors including, but not limited to: risks related to the Restructuring Plan, including the Company’s ability to achieve the expected cost savings and timing of the Restructuring Plan, and potential adverse effects on employee morale, retention and recruitment; the risk that the Restructuring Plan may negatively impact the Company’s business operations and reputation with or ability to serve customers; and the other important risks described in the section entitled “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K filed for the year ended December 31, 2024, and the Company’s Quarterly Reports on Form 10-Q filed for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025 filed with the Securities and Exchange Commission (the “SEC”), which are available on the Company’s website at https://investors.teads.com/ and on the SEC’s website at www.sec.gov.

Accordingly, you should not rely upon forward-looking statements as an indication of future performance. The Company cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or will occur, and actual results, events, or circumstances could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this Current Report on Form 8-K relate only to events as of the date on which the statements are made. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company’s forward-looking statements. The Company undertakes no obligation and does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

TEADS HOLDING CO.
Date: December 8, 2025	By:	/s/ David Kostman
Name: David Kostman
Title: Chief Executive Officer

    4